Exhibit 13.2

SECTION 906 CERTIFICATION
In connection with the annual report of Entrée Gold Inc. (the "Company") on Form 20-F for the fiscal year ending December 31, 2015 (the "Report"), I, Bruce Colwill, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce Colwill
Name: Bruce Colwill
Title: Chief Financial Officer
 March 30, 2016
A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.